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                                 EXHIBIT 16.2

















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PRICE WATERHOUSE LLP




June 10, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Ladies and Gentlemen:



                             DISCOVERY ZONE, INC.
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We have read item 4 of Discovery Zone, Inc.'s Form 8-K dated June 3, 1996 and are in agreement with the statements contained in the first sentence of paragraph 4(a), paragraph 4(b), and paragraph 4(d) therein.



Yours very truly,


/s/ Price Waterhouse LLP


Price Waterhouse LLP